UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2006 (July 31, 2006)

Hallador Petroleum Company
(Exact name of registrant as specified in its charter)

0-14731
(Commission file number)

Colorado	84-1014610
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver, Colorado	80264-2701
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (303) 839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2):

[ ]	Written communications pursuant to Rule 245 under the Securities Act (17 CFR 230-425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01, Completion of Acquisition or Disposition of Assets

On July 31, 2006, Hallador Petroleum Company (HPC) entered into a Membership Interest Purchase Agreement (the Purchase Agreement) to acquire a 60% interest in Sunrise Coal, LLC (Sunrise), an Indiana limited liability company, for $20.5 million. In connection with the closing of the Purchase Agreement, HPC’s $5.0 million loan to Sunrise was paid in full. HPC’s Chief Executive Officer, Victor Stabio, and two of its directors, Bryan Lawrence and David Hardie, were appointed to the Board of Managers of Sunrise.

Item 9.01, Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Sunrise Coal, LLC

INDEPENDENT AUDITORS’ REPORT

To the Board of Managers of
Sunrise Coal, LLC

We have audited the accompanying consolidated balance sheets of Sunrise Coal, LLC and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in members’ equity (deficit) and cash flows for the years then ended. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards established by the Public Company Accounting Oversight Board ( United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sunrise Coal, LLC and subsidiary as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Ehrhardt Keefe Steiner & Hottman PC

October 16, 2006
Denver, Colorado

Sunrise Coal, LLC
Consolidated Balance Sheets

	December 31,
	2005	2004
ASSETS

Current assets:
Cash	$52,444	$58,887
Accounts receivable	221,590	-
Inventory	86,000	-
Prepaid expenses	53,053	-
Total current assets	413,087	58,887

Property, plant and equipment:
Underground equipment	5,750,583	-
Surface equipment	4,640,470
Deferred mine development	5,755,233	179,612
	16,146,286	179,612
Accumulated depreciation, depletion and amortization	(175,000)	-
Property, plant and equipment, net	15,971,286	179,612

Other assets:
Advance royalties	132,030	89,940
Other	24,730	-
Deferred financing costs, net	100,122	-
Total other assets	256,882	89,940

Total assets	$16,641,255	$328,439

See accompanying notes.

Sunrise Coal, LLC
Consolidated Balance Sheets

	December 31,
	2005	2004
LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued liabilities	$2,458,735	$372
Asset retirement obligations	615,000	-
Total current liabilities	3,073,735	372

Long-term liabilities:
Notes payable - financial institutions	14,499,979	-
Notes payable - members	2,500,000	-
Total long-term liabilities	16,999,979	-

Total liabilities	20,073,714	372

Commitments (Note 4)

Members’ equity (deficit)	(3,432,459)	328,067

Total liabilities and members’ equity (deficit)	$16,641,255	$328,439

See accompanying notes.

Sunrise Coal, LLC
Consolidated Statements of Operations

	For the year ended December 31,
	2005	2004

Revenue:
Coal sales	$871,062	$-

Expenses:
Cost of coal sales	3,476,988	-
Depreciation, depletion and amortization	175,000	-
Selling, general and administrative expenses	767,305	18,813
Other expenses	24,120	-
	4,443,413	18,813

Operating loss	(3,572,351)	(18,813)

Other income (expense):
Interest expense	(347,939)	-
Amortization of deferred financing costs	(8,056)	-
Miscellaneous income	57,820	-
Total other income (expense)	(298,175)	-

Net loss	$(3,870,526)	$(18,813)

Sunrise Coal, LLC
Consolidated Statements of Changes in Members’ Equity (Deficit)

Balance, January 1, 2004	$201,880

Capital contributions	145,000
Net loss	(18,813)

Balance, December 31, 2004	328,067

Capital contributions	110,000
Net loss	(3,870,526)

Balance, December 31, 2005	$(3,432,459)

See accompanying notes.

Sunrise Coal, LLC
Consolidated Statements of Cash Flows

	For the year ended December 31,
	2005	2004

Cash flows from operating activities:
Net loss	$(3,870,526)	$(18,813)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation, depletion and amortization	175,000	-
Amortization of deferred financing costs	8,056	-
Changes in operating assets and liabilities:
Accounts receivable	(221,590)	-
Inventory	(86,000)	-
Prepaid expenses	(53,053)	-
Accounts payable and accrued liabilities	1,763,538	372
Net cash used for operating activities	(2,284,575)	(18,441)

Cash flows from investing activities:
Capital expenditures	(14,656,850)	(22,734)
Advance royalties	(42,089)	(42,554)
Other assets	(24,730)	-
Net cash used for investing activities	(14,723,669)	(65,288)

Cash flows from financing activities:
Bank overdraft	-	(2,384)
Deferred financing costs	(108,178)	-
Proceeds from notes payable - financial institutions	14,499,979	-
Proceeds from notes payable - members	2,500,000	-
Capital contributions	110,000	145,000
Net cash provided by financing activities	17,001,801	142,616

Net increase (decrease) in cash and cash equivalents	(6,443)	58,887
Cash and cash equivalents:
Beginning of year	58,887	-
End of year	$52,444	$58,887

Supplement disclosures of cash flow information:
Cash paid during the year for interest, net of amounts capitalized	$234,990	$-
Supplement schedule of non-cash investing and financing activities:
Non-cash addtitions to deferred mine development costs	$694,825	$-
Asset retirement obligations	$615,000	$-

See accompanying notes.

Sunrise Coal, LLC
Notes to Consolidated Financial Statements

1.    Organization

Sunrise Coal, LLC (Sunrise or the Company) was formed on November 1, 2002 as an Indiana limited liability company. The Company’s primary business is the production of coal from surface and underground mines throughout the United States for sale to utility and industrial markets. Existing mines are located in Indiana, and are part of the Illinois Basin.

2.    Summary of Significant Accounting Policies

Consolidation

The consolidated financial statements include the accounts of Sunrise Coal, LLC and its wholly-owned subsidiary Devers Drilling Company, LLC (Devers). Devers renders services solely to its parent company Sunrise, and does not render services for any unrelated third party. Intercompany accounts and transactions have been eliminated in consolidation.

Accounting estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash equivalents consist of highly-liquid investments with an original maturity of three months or less when purchased.  The Company had no cash equivalents at December 31, 2005 or 2004.  At December 31, 2005, the Company's bank balance exceeded FDIC limits by $70,000.

Allowance for uncollectible receivables

The Company maintains allowances to reflect its trade accounts receivable and other receivables that may not be collectible based on past collection history, the economic environment and specific risks identified in the receivables composition. Receivables are considered past due if the full payment was not received by the contractual due date. As of December 31, 2005 and 2004, there were no allowances reflected in the consolidated financial statements.

Inventories

Coal and supplies inventories are valued at the lower of average cost or market. Coal inventory costs include labor, supplies, equipment costs and overhead.

Advance royalties

Rights to develop leased coal lands may require payments of advance royalties. When those advance royalties may be recouped through future production, the payments are reflected as current or long-term assets, depending on the expected recovery period. As coal is produced, the payments are amortized and reflected as cost of coal sales in the Company’s consolidated statements of operations.

Property, plant and equipment

Property, plant and equipment are recorded at cost. Interest costs applicable to major asset additions are capitalized during the construction period. Expenditures that extend the useful lives of existing property, plant and equipment or increase the productivity of the assets are capitalized. The cost of maintenance and repairs that do not extend the useful lives or increase the productivity of the assets are expensed as incurred. Property, plant and equipment are depreciated using the units-of-production method over the estimated recoverable reserves.

If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed for recoverability. If this review indicates that the carrying value of the asset will not be recoverable through estimated undiscounted future net cash flows related to the asset over its remaining life, then an impairment loss is recognized by reducing the carrying value of the asset to its estimated fair value.

For the years ended December 31, 2005 and 2004, the Company capitalized $226,000 and $0 of interest, respectively.

Exploration costs

Exploration costs, including costs to locate and evaluate economics of coal deposits, are expensed as incurred.

Deferred mine development

Costs of developing new coal mines, including asset retirement obligation assets, or significantly expanding the capacity of existing mines, are capitalized and amortized using the units-of-production method over estimated recoverable (proved and probable) reserves.

Revenue recognition

Coal sales are recognized when the risk of loss is transferred to a customer, and typically occurs at the point in time when the customer transports the product from the Company’s premises. Transportation costs incurred by the Company are included in cost of coal sales.

Asset retirement obligations

At the time they are incurred, legal obligations associated with the retirement of long-lived assets are reflected at their estimated fair value, with a corresponding charge to asset retirement obligation assets. Obligations are typically incurred when the Company commences development of either underground or surface mines, and include reclamation of support facilities and refuse areas.

Obligations are reflected at the present value of their discounted cash flows. The Company reflects accretion of the obligations for the period from the date they are incurred through the date they are extinguished. The asset retirement obligation assets are amortized using the units-of-production method over estimated recoverable (proved and probable) reserves.

The Company’s asset retirement obligations arise from the federal Surface Mining Control and Reclamation Act of 1977 (SMCRA) and similar state statutes. SMCRA and states require that mines be reclaimed to their previous condition in accordance with specific standards and approved reclamation plans, as outlined in mining permits. Activities include reclamation of pit and support acreage at surface mines, sealing portals at underground mines, and reclamation of refuse areas and slurry ponds.

The Company assesses it asset retirement obligations at least annually, and reflects revisions for permit changes as granted by state authorities, for revisions to the estimated reclamation costs, and for revisions to the timing of those costs.

The following table reflects the changes to the Company’s asset retirement obligations:

Balance, December 31, 2004	$-
Additions	615,000
Accretion	-
Settlements	-
Revisions to previous estimates	-
Balance, December 31, 2005	$615,000

Fair Value of Financial Instruments

Cash and cash equivalents - the carrying amounts approximate fair value.

Debt - the carrying amounts approximate fair value.

3.    Risk Concentrations

Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash in excess of the federally insured amount of $100,000 and trade receivables. Generally, credit is extended based on an evaluation of a customer’s financial condition, and collateral is not required. The Company has not incurred a loss relating to these concentrations of credit risk.

Major customer

The Company markets its coal principally to electric utilities located in the United States of America. There have been no sales to customers in foreign countries. As of December 31, 2005, all of the accounts receivable were from one customer and, for the year ended December 31, 2005, all of the coal sales were from that same one customer.

Long-term contract

The Company is committed under a long-term contract to supply coal that meets certain quality requirements at specified prices ranging from $35.00 per ton to $36.06 per ton, as adjusted. At the option of the customer, quantities sold under this contract may vary from year to year. The primary term of the contract is for a period of three years from August 2005, the completion of the Company’s Howesville mine, and may be extended at the option of the Company for a period not to exceed December 31, 2010.

Transportation

The Company depends primarily on truck and rail transportation to deliver coal to its customers. Disruption of these services due to weather, mechanical issues, strikes, lockouts, bottlenecks and other events may have a temporary adverse impact on shipments and, consequently, to coal sales.

Labor

We do not currently have any labor agreements with unions, however, labor disruptions including strikes could have an adverse impact on our operations.

4.    Notes Payable

Financial Institutions

Notes payable to financial institutions are comprised of loans with First Financial Bank (First Financial) in the amount of $9,147,522 and with Fifth Third Bank (Fifth Third) in the amount of $5,352,457, or a total of $14,499,979.

The loan with First Financial is comprised of two loans. The first loan was secured on May 25, 2005, and has a maturity of February 23, 2013. Of the loan in the aggregate gross amount of $9,000,000, $8,375,000 was available for the development and operation of the Company’s Howesville mine, and $625,000 was available for working capital. The loan initially bears interest at the rate of 1.50% plus the bank’s prime rate through February 25, 2006. Payments of interest only are required through February 25, 2006. Thereafter, the outstanding balance converts to a term loan that requires 84 monthly amortizing payments and bears interest at the rate of 2.50% over the bank’s five-year cost of funds.

The second loan was secured on November 25, 2005, and has a maturity date of May 25, 2006. The entire loan was available for working capital. The loan bears interest at the rate of 1.50% above the banks prime rate (8.75% at December 31, 2005) through maturity. Payments of interest only are required through maturity and, at maturity, the entire principal balance is due.

The loan with Fifth Third, as amended, was initially secured on July 29, 2005, and has a maturity date of July 29, 2010. The loan was available for development of the Company’s Howesville mine. The loan initially bears interest for one year (the draw period) at the rate of 1.50% plus the bank’s prime rate. Thereafter, the loan bears interest through maturity at the fixed rate of 2.50% plus the bank’s cost of money at the end of the end of the draw period ( 8.75% at December 31, 2005). Payments of interest only are required through the end of the draw period. Thereafter, the outstanding balance converts to a term loan that requires 48 monthly amortizing payments.

Both loans are secured by all of the Company’s real and personal property, guaranteed by all of the members of the Company, senior to the notes payable to members, and require the Company to comply with certain covenants.

Letters of credit

As of December 31, 2005 and 2004, the Company had outstanding letters of credit associated with mines reclamations of $701,000 and $0, respectively.

Subsequent event

On April 19, 2006, the Company entered into a new $30,000,000 facility with Old National Bank. The Line of Credit under the facility has a maturity of July 28, 2007. Thereafter, the Line of Credit balance converts to a Term Loan that has a maturity of July 28, 2012. The Line of Credit bears interest at LIBOR plus 3.55%, and the Term Loan bears interest at 8.50%. Monthly interest-only payments are required through the term of the Line of Credit. Thereafter, the Term loan requires monthly amortizing payments through maturity.

Proceeds of the Line of Credit were available to pay notes payable to First Financial, Fifth Third and Hallador Petroleum Company, to fund the acquisition of certain real and personal property at the Company’s Carlisle mine, and to fund working capital.

The loan is secured by all of the Company’s real and personal property, guaranteed by all of the members of the Company and Hallador Petroleum Company, senior to the notes payable to members, and require the Company to comply with certain covenants.

Members

As of December 31, 2005, Sunrise had notes payable to ten members in the aggregate gross amount of $2,500,000. The notes bear interest at the rate of 10.00% per annum, and are unsecured. The notes payable to members are subordinate to the notes payable to financial institutions. Each note is due in six years, and the maturities range from February 2011 through December 2011. The notes payable to members were converted to equity on July 31, 2006, the date that Hallador Petroleum Company acquired a majority interest in the Company.

5.    Related Party Transactions

For the year ended December 31, 2005, three entities owned by four members of Sunrise provided services to the Company in the aggregate gross amount of $386,796.

6.    Subsequent Events

Hallador Petroleum Company Acquisition

On July 31, 2006, the Company consummated a Purchase and Sales Agreement (PSA) that provided for the acquisition by Hallador of a 60% interest in the Company for $20,500,000. Terms of the PSA required Hallador to contribute, as of the date of acquisition, $7,500,000. Hallador will contribute additional capital of $13,000,000 over a period through no later than December 31, 2007. At the date of acquisition, a portion of the proceeds from Hallador were used to extinguish a then outstanding note payable to them in the amount of $5,000,000.

Howesville Mine

During June 2006, the Company determined that it was no longer operationally and economically feasible to continue production from its Howesville mine. Consequently, the mine will be shut down. This will result in an impairment charge to operations during the second quarter of 2006.  Certain mining equipment will be relocated to the Company’s Carlisle mine.

Sunrise Coal, LLC
Unaudited Consolidated Financial Statements
March 31, 2006 and 2005

Sunrise Coal, LLC
Unaudited Consolidated Balance Sheets

	March 31,
	2006	2005
ASSETS

Current assets:
Cash	$1,662,366	$77,499
Accounts receivable	691,840	-
Inventory	36,756	-
Prepaid expenses	83,370	-
Total current assets	2,474,332	77,499

Property, plant and equipment:
Property, plant and equipment	11,763,990	5,765,049
Deferred mine development	6,693,785	331,241
	18,457,775	6,096,290
Accumulated depreciation, depletion and amortization	(728,000)	-
Property, plant and equipment, net	17,729,775	6,096,290

Other assets:
Advance royalties	135,534	99,271
Other	29,373	2,130
Deferred financing costs, net	96,670	-
Total other assets	261,577	101,401

Total assets	$20,465,684	$6,275,190

See accompanying notes.

Sunrise Coal, LLC
Unaudited Consolidated Balance Sheets

	March 31,
	2006	2005
LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)

Current liabilities:
Notes payable - Hallador Petroleum Company	$7,000,000	$-
Accounts payable and accrued liabilities	1,844,815	4,751,026
Asset retirement obligations	615,000	-
Total current liabilities	9,459,815	4,751,026

Long-term liabilities:
Notes payable - financial institutions	14,419,000	678,500
Notes payable - members	2,500,000	474,985
Total long-term liabilities	16,919,000	1,153,485

Total liabilities	26,378,815	5,904,511

Commitments (Note 3)

Members’ equity (deficit)	(5,913,131)	370,679

Total liabilities and members’ equity (deficit)	$20,465,684	$6,275,190

See accompanying notes.

Sunrise Coal, LLC
Unaudited Consolidated Statements of Operations

	For the three months ended March 31,
	2006	2005

Revenue:
Coal sales	$3,016,301	$-

Expenses:
Cost of coal sales	4,189,549	-
Depreciation, depletion and amortization	553,000	-
Selling, general and administrative expenses	183,402	15,681
Other expenses	94,380	69,332
	5,020,331	85,013

Operating loss	(2,004,030)	(85,013)

Other income (expense):
Interest expense	(473,190)	(5,625)
Amortization of deferred financing costs	(3,452)	-
Miscellaneous income	-	-
Total other income (expense)	(476,642)	(5,625)

Net loss	$(2,480,672)	$(90,638)

See accompanying notes.

Sunrise Coal, LLC
Unaudited Consolidated Statements of Cash Flows
	For the three months ended March 31,
	2006	2005
Cash flows from operating activities:
Net loss	$(2,480,672)	$(90,638)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation, depletion and amortization	553,000	-
Amortization of deferred financing costs	3,452	-
Other	-	23,250
Changes in operating assets and liabilities:
Accounts receivable	(470,250)	-
Inventory	49,244	-
Prepaid expenses	(30,316)	-
Accounts payable and accrued liabilities	(8,097)	105,907
Net cash provided by (used for) operating activities	(2,383,639)	38,519

Cash flows from investing activities:
Capital expenditures	(2,917,312)	(1,271,931)
Advance royalties	(3,505)	(9,331)
Other assets	(4,643)	(2,130)
Net cash used for investing activities	(2,925,460)	(1,283,392)

Cash flows from financing activities:
Proceeds from notes payable - financial institutions	-	678,500
Payments of notes payable - financial institutions	(80,979)	-
Proceeds from notes payable - Hallador Petroleum	7,000,000	-
Proceeds from notes payable - members	-	474,985
Capital contributions	-	110,000
Net cash provided by financing activities	6,919,021	1,263,485

Net increase (decrease) in cash and cash equivalents	1,609,922	18,612
Cash and cash equivalents:
Beginning of period	52,444	58,887
End of period	$1,662,366	$77,499

Supplement disclosures of cash flow information:
Cash paid during the year for interest, net of amounts capitalized	$402,241	-
Supplement schedule of non-cash investing and financing activities:
Non-cash additions to deferred mine development costs	$-	$4,644,748

See accompanying notes.

Sunrise Coal, LLC
Notes to Unaudited Consolidated Financial Statements

1.    Organization

Sunrise Coal, LLC (Sunrise or the Company) was formed on November 1, 2002 as an Indiana limited liability company. The Company’s primary business is the production of coal from surface and underground mines throughout the United States for sale to utility and industrial markets. Existing mines are located in Indiana, and are part of the Illinois Basin.

The interim financial data is unaudited; however, in our opinion, it includes all adjustments, consisting only of normal recurring adjustments necessary for a fair statement of the results for the interim periods. The financial statements included herein have been prepared pursuant to the SEC’s rules and regulations; accordingly, certain information and footnote disclosures normally included in GAAP financial statements have been condensed or omitted.  These financial statements should be read in connection with the Company's December 31, 2005 annual financial statements and are not necessarily indictative of the results for the year ending December 31, 2006.

2.    Asset Retirement Obligations

The following table reflects the changes to the Company’s asset retirement obligations:

Balance, January 1, 2006	$615,000
Additions	-
Accretion	-
Settlements	-
Revisions to previous estimates	-
Balance, March 31, 2006	$615,000

3.    Notes Payable

Financial Institution

On April 19, 2006, the Company entered into a new $30,000,000 facility with Old National Bank. The Line of Credit under the facility has a maturity of July 28, 2007. Thereafter, the Line of Credit balance converts to a Term Loan that has a maturity of July 28, 2012. The Line of Credit bears interest at LIBOR plus 3.55%, and the Term Loan bears interest at 8.50%. Monthly interest-only payments are required through the term of the Line of Credit. Thereafter, the Term loan requires monthly amortizing payments through maturity.

Proceeds of the Line of Credit were available to pay notes payable to First Financial, Fifth Third and Hallador Petroleum Company, to fund the acquisition of certain real and personal property at the Company’s Carlisle mine, and to fund working capital.

The loan is secured by all of the Company’s real and personal property, guaranteed by all of the members of the Company and Hallador Petroleum Company, senior to the notes payable to members, and require the Company to comply with certain covenants.

Letters of credit

As of March 31, 2006 and 2005, the Company had outstanding letters of credit associated with mines reclamations of $380,000 and $450,000, respectively

Hallador Petroleum Company

During the first quarter of 2006, Hallador Petroleum Company (Hallador) loaned the Company $7,000,000 to commence development of the Carlisle mine. From proceeds obtained with the Company’s $30,000,000 line of credit, the loan to Hallador was paid in full and, consequently, the Hallador note payable has been reflected as a current liability in the March 31, 2006 unaudited consolidated balance sheet.

4.    Related Party Transactions

For the three months ended March 31, 2006, three entities owned by four members of Sunrise provided services to the Company in the aggregate gross amount of $160,485.

5.    Subsequent Events

Hallador Petroleum Company Acquisition

On July 31, 2006, the Company consummated a Purchase and Sales Agreement (PSA) that provided for the acquisition by Hallador of a 60% interest in the Company for $20,500,000. Terms of the PSA required Hallador to contribute, as of the date of acquisition, $7,500,000. Hallador will contribute additional capital of $13,000,000 over a period through no later than December 31, 2007. At the date of acquisition, a portion of the proceeds from Hallador were used to extinguish a then outstanding note payable to them in the amount of $5,000,000.

Howesville Mine

During June 2006, the Company determined that it was no longer operationally and economically feasible to continue production from its Howesville mine. Consequently, the mine will be shut down. This will result in an impairment charge to operations during the second quarter of 2006.  Certain mining equipment will be relocated to the Company’s Carlisle mine.

(b)	Pro forma financial information.

The unaudited pro forma financial statements as of and for the three months ended March 31, 2006, and for the year ended December 31, 2005, are below and give effect to the acquisition of  a 60% interest in Sunrise Coal, LLC ("Sunrise") by Hallador Petroleum Company (the "Company").

On July 31, 2006, the Company acquired a 60% interest in Sunrise for $20,500,000. The terms of the agreement require the Company to contribute $7,500,000.  The Company will contribute additional capital of $13,000,000 over a period through no later than December 31, 2007.

The unaudited pro forma consolidated balance sheet was prepared as though the transaction had occurred on March 31, 2006.

The unaudited pro forma consolidated statement of operations for the three months ended March 31, 2006, and for the year ended December 31, 2005, was prepared as though the transaction occurred on January 1, 2005.

Adjustments for these transactions are reflected in the notes to the unaudited pro forma financial statements. You should read the unaudited pro forma financial statements and accompanying notes along with the historical financial statements included in the Company’s previous filings with the Securities and Exchange Commission, and the audited and unaudited Sunrise financial statements included above.

The pro forma statements of operations were derived by adjusting the historical financial statements of the Company. The adjustments were based on currently available information. The actual adjustments, therefore, may differ from the pro forma adjustments. We believe, however, that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma financial statements do not purport to present the Company’s results of operations had the acquisition or the other transaction actually been completed as of the dates indicated.  Moreover, the statements do not project our financial position or results of operations for any future date or period.

Hallador Petroleum Company
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2006

	Hallador	Sunrise	Adjustments		Pro Forma
Current assets:
Cash	$12,203,000	$1,662,366	$(500,000)	(b)	$13,365,366
Accounts receivable - trade	919,000	691,840	-		1,610,840
Accounts receivable - Sunrise	7,083,000	-	(7,083,000)	(a)	-
Inventory	-	36,756	-		36,756
Prepaid expenses	-	83,370	-		83,370
Total current assets	20,205,000	2,474,332	(7,583,000)		15,096,332

Property, plant and equipment	5,368,000	18,457,775	13,500,000	(b)	40,835,576
			3,413,131	(c)
			96,670	(f)
Accumulated depreciation, depletion and amortization	(1,790,000)	(728,000)	-		(2,518,000)
Property, plant and equipment, net	3,578,000	17,729,775	17,009,801		38,317,576

Other assets:
Equity investments	4,786,000	-	-		4,786,000
Advance royalties	-	135,534	-		135,534
Other	271,000	29,373	-		300,373
Deferred financing costs, net	-	96,670	(96,670)	(f)	-
Total other assets	5,057,000	261,577	(96,670)		5,221,907

Total assets	$28,840,000	$20,465,684	$9,330,131		$58,635,815

Current liabilities:
Purchase obligation	-	-	13,000,000	(b)	13,000,000
Accounts payable and accrued liabilities	1,735,000	1,844,815	(83,000)	(a)	3,496,815
Asset retirement obligations	-	615,000	-		615,000
Income taxes payable	292,000	-	-		292,000
Total current liabilities	2,027,000	2,459,815	12,917,000		17,403,815

Long-term liabilities:
Notes payable - financial institutions	-	14,419,000	-		14,419,000
Notes payable - Hallador	-	7,000,000	(7,000,000)	(a)	-
Notes payable - members	-	2,500,000	(2,500,000)	(c)	-
Total long-term liabilities	-	23,919,000	(9,500,000)		14,419,000

Total liabilities	2,027,000	26,378,815	3,417,000		31,822,815

Shareholders’ equity/members’ deficit	26,813,000	(5,913,131)	5,913,131	(c)	26,813,000

Total liabilities and shareholders’ equity/members deficit	$28,840,000	$20,465,684	$9,330,131		$58,635,815

See accompanying notes.

Hallador Petroleum Company
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the three months ended March 31, 2006

	Hallador	Sunrise	Adjustments		Pro Forma

Revenue:
Oil and gas sales	$293,000	$-	$-		$293,000
Coal sales	-	3,016,301	-		3,016,301
Interest income	180,000	-	(83,000)	(d)	97,000
Equity investment income	373,000	-	-		373,000
	846,000	3,016,301	(83,000)		3,779,301

Expenses:
Lease operating expense	56,000	-	-		56,000
Cost of coal sales	-	4,189,549	-		4,189,549
Depreciation, depletion and amortization	-	553,000	-		553,000
Selling, general and administrative expenses	374,000	183,402	-		557,402
Other expenses	189,000	94,380	-		283,380
	619,000	5,020,331	-		5,639,331

Operating income (loss)	227,000	(2,004,030)	(83,000)		(1,860,030)

Other expense:
Interest expense	-	(473,190)	83,000	(d)	(390,190)
Amortization of deferred financing costs	-	(3,452)	-		(3,452)
Total other expense	-	(476,642)	83,000		(393,642)

Income (loss) before taxes	227,000	(2,480,672)	-		(2,253,672)
Income taxes	(84,000)	-	84,000	(e)	-

Net income (loss)	$143,000	$(2,480,672)	$84,000		$(2,253,672)

Income (loss) from continuing operations per share	$.01	-	-		$(.19)
Weighted average shares outstanding	10,330,000		1,838,135	(g)	12,168,135

See accompanying notes.

Hallador Petroleum Company
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the year ended December 31, 2005

	Hallador	Sunrise	Adjustments		Pro Forma

Revenue:
Oil and gas sales	$1,102,000	$-	$-		$1,102,000
Coal sales	-	871,062	-		871,062
Interest income	544,000	-	-		544,000
Equity investment income	-	-	1,538,000	(h)	1,538,000
	1,646,000	871,062	1,538,000		4,055,062
Expenses:
Lease operating expenses	227,000		-		227,000
Cost of coal sales		3,476,988	-		3,476,988
Depreciation, depletion and amortization	43,000	175,000	-		218,000
Impairment	183,000		-		183,000
Selling, general and administrative expenses	612,000	767,305	-		1,379,305
Other expenses	160,000	24,120	-		184,120
	1,225,000	4,443,413	-		5,668,413

Income (loss) from continuing operations	421,000	(3,572,351)	1,538,000		(1,613,351)

Other income (expense):
Interest expense	-	(347,939)	-		(347,939)
Amortization of deferred financing costs	-	(8,056)	-		(8,056)
Miscellaneous income	-	57,820	-		57,820
Total other income (expense)	-	(298,175)	-		(298,175)

Income (loss) from continuing operations before minority interest	421,000	(3,870,526)	1,538,000		(1,911,526)
Minority interest	(84,000)	-	-		(84,000)
Income (loss) from continuing operations before taxes	337,000	(3,870,526)	1,538,000		(1,995,526)
Income tax - current	(145,000)	-	145,000	(e)	-
Income (loss) from continuing operations	$192,000	$(3,870,526)	$1,683,000	(d)	$(1,995,526)

Income (loss) from continuing operations per share	$.03				$(.16)
Weighted average shares outstanding	7,155,000		3,181,816	(g)	12,229,985
			1,893,169	(i)

See accompanying notes.

Hallador Petroleum Company
Notes to Unaudited Pro Forma Consolidated Financial Statements

(a)	Eliminate intercompany receivable and payable, and accrued interest receivable and payable.
(b)
Reflect acquisition by Hallador of a 60% interest in Sunrise Coal, LLC for $20,500,000, including initial injection of cash of $7,500,000 (of which $7,000,000 was previously contributed in the form of a note that was extinguished at the date of acquisition), additional amounts to be contributed of $13,000,000.

The purchase consideration and purchase price allocation are as follows:

Purchase Price
Cash paid	$7,500,000
Future required contributions	13,000,000
Liabilities assumed	16,878,815
37,378,815
Purchase Price Allocation
Current assets	2,474,332
Property plant and equipment	34,771,560
Other assets	132,923
$37,378,815

(c)	Eliminate predecessor entity accumulated deficit in excess of contributed capital at the date of acquisition with a corresponding charge to property, plant and equipment.
(d)	Eliminate intercompany interest income and interest expense.
(e)	Eliminate income tax expense.
(f)	To expense deferred financing costs.
(g)	To reflect the additional shares issued to Yorktown Energy Partners VI, L.P. associated with the $7,000,000 advance to Sunrise Coal, LLC.
(h)	Equity in income of Savoy Energy, L.P. (Savoy) equal to the product of Savoy's net income of $4,807,000 and Hallador's 32% ownership interest.
(i)	To reflect the additional shares issued to Yorktown Energy Partners VI, L.P. associated with the acquisition of Hallador's 32% interest in Savoy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hallador Petroleum Company
(Registrant)

Date: October 16, 2006	By: /s/ Victor P. Stabio
Victor P. Stabio
Chief Executive Officer and President